Exhibit 23.2

KPMG LLP Two Financial Center 60 South Street Boston, MA 02111

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 14, 2024, with respect to the consolidated financial statements of Cullinan Oncology, Inc., incorporated herein by reference.

/s/ KPMG LLP
Boston, Massachusetts
March 14, 2024